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                                                                    EXHIBIT 10.1



                     SECURED FULL RECOURSE PROMISSORY NOTE

                             COSTA MESA, CALIFORNIA

$278,977.50                                                    December 18, 2001

               1. OBLIGATION. In exchange for the issuance to the undersigned ("PURCHASER") of 100,000 shares (the "SHARES") of the Common Stock of Tickets.com, Inc., a Delaware corporation (the "COMPANY"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on or before December 18, 2004, at the Company's principal place of business at 555 Anton Boulevard, 11th Floor, Costa Mesa, California, or at such other place as the Company may direct, the principal sum of Two Hundred Seventy-Eight Thousand Nine Hundred Seventy-Seven Dollars and Fifty Cents ($278,977.50), representing $279,000, the exercise price of the Shares (the "Exercise Price") pursuant to that certain Notice of Grant of Stock Option and Stock Option Agreement between Purchaser and the Company dated of even date with this Note (the "PURCHASE AGREEMENT"), less $22.50, the par value of the Shares, which has been paid in cash by Purchaser pursuant to Delaware General Corporation Law), together with interest compounded in installments as hereinafter set forth annually on the unpaid principal at the rate of 5.00%, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. The principal sum will be due and payable on December 18, 2004 and all payments of accrued interest will be payable on each of the first three anniversaries of this Note.

               2. SECURITY. Payment of this Note is secured by a security interest in the Shares granted to the Company by Purchaser under a Stock Pledge Agreement dated of even date herewith between the Company and Purchaser (the "PLEDGE AGREEMENT"). This Note is being tendered by Purchaser to the Company as part of the Exercise Price of the Shares.

               3. DEFAULT; ACCELERATION OF OBLIGATION. Purchaser will be deemed to be in default under this Note and the principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full: (a) upon Purchaser's failure to make any payment when due under this Note;
(b) in the event of cessation of Purchaser's Service (as defined in the Company's 2001 Stock Option Plan) for any reason other than termination by the Company for Cause or termination by Purchaser without Good Reason, as those terms are defined in that certain Employment Agreement between the Company and Purchaser of even date herewith (provided, however, that notwithstanding anything to the contrary herein, Purchaser shall have sixty (60) calendar days from the date of such cessation before such payment is due); (c) upon any transfer of any of the Shares (except a transfer to the Company); (d) upon the filing by or against Purchaser of any voluntary or involuntary petition in bankruptcy or any petition for relief under the U.S. Federal bankruptcy code or any other state or U.S. Federal law for the relief of debtors; or (e) upon the execution by Purchaser of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Purchaser's assets or property.

               4. REMEDIES ON DEFAULT. Upon any default of Purchaser under this Note, the Company will have, in addition to its rights and remedies under this Note and the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Purchaser, and may pursue any legal or equitable remedies that are available to it.

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               5. PREPAYMENT. Prepayment of principal and/or interest due under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal.

               6. GOVERNING LAW; WAIVER. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Purchaser hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

               7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Purchaser agrees to pay all reasonable expenses, including reasonable, out-of-pocket attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

               IN WITNESS WHEREOF, Purchaser has executed this Note as of the date and year first above written.

                                             /s/     Ronald Bension
                                             -----------------------------------
                                             Ronald Bension



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